CONTACTS:	Rodney C. Sacks
Chairman and Chief Executive Officer
(951) 739-6200

Hilton H. Schlosberg
Vice Chairman
(951) 739-6200

Roger S. Pondel / Judy Lin Sfetcu
PondelWilkinson Inc.
(310) 279-5980

HANSEN NATURAL REPORTS RECORD 2009 FIRST QUARTER FINANCIAL RESULTS

-- First Quarter Net Sales Rise 15.1% to $244.2 million;

Net Income Increases 44.3% to $41.6 million --

Corona, CA – May 7, 2009 – Hansen Natural Corporation (NASDAQ:HANS) today reported financial results, including increases in sales and profits, for the first quarter ended March 31, 2009.

Gross sales for the 2009 first quarter increased 14.3 percent to $278.9 million from $244.0 million in the same period last year. Net sales for the first three months of 2009 increased 15.1 percent to $244.2 million from $212.2 million in the same period last year. Both gross and net sales for the 2008 first quarter were impacted by purchases made by customers in the 2007 fourth quarter in advance of the price increase effective January 1, 2008, for Monster Energy® brand energy drinks in 16-ounce cans and for the Java Monster™ line of non-carbonated dairy based coffee drinks. The Company estimates that approximately eight to nine percent of 2008 first quarter gross and net sales were reduced by such purchases made by customers in advance of such price increase.

Gross profit as a percentage of net sales was 53.3 percent for the three months ended March 31, 2009, compared with 49.4 percent for the comparable 2008 first quarter.

Operating expenses for the 2009 first quarter increased to $64.4 million from $61.9 million in the same quarter last year.

Distribution costs as a percentage of net sales were 4.5 percent for the 2009 first quarter, compared with 5.7 percent in the same quarter last year.

Selling expenses as a percentage of net sales for the 2009 first quarter were 12.5 percent, compared with 14.9 percent in the same quarter a year ago. Decreases in merchandise display costs and in-store-demo costs contributed to the decrease in selling expenses over the prior year. However, sponsorship expenditures were higher than in the comparable quarter last year.

General and administrative expenses for the 2009 first quarter were $23.0 million (including $1.1 million in termination obligations to prior distributors), compared with $18.3 million for the corresponding quarter last year. Termination obligations to prior distributors were minimal in the first quarter of 2008. Stock based compensation (a non-cash item) was $2.7 million in the first quarter of 2009, compared with $2.1 million in the corresponding prior year period.

Operating income for the 2009 first quarter increased 53.6 percent to $65.8 million from $42.8 million in the 2008 comparable quarter.

Other (expense)/income includes an other than temporary write-down of $3.5 million in the carrying value of auction rate securities in the first quarter of 2009.

Net income for the 2009 first quarter increased 44.3 percent to $41.6 million, or $0.44 per diluted share, compared with $28.8 million, or $0.29 per diluted share in the same quarter last year.

Net sales for the Company’s DSD segment were $222.5 million for the 2009 first quarter, an increase of approximately 17.3 percent from $189.7 million for the same period in 2008. As noted above, both gross and net sales for the 2008 first quarter were impacted by the announcement in the fourth quarter of 2007 of a price increase for Monster Energy® brand energy drinks in 16-ounce cans and for the Java Monster™ line of non-carbonated dairy based coffee drinks, effective January 1, 2008.

Gross sales to customers outside the United States, after the inclusion of sales to certain military customers, were $35.3 million in the 2009 first quarter, compared with $20.1 million in the corresponding quarter in 2008.

Rodney C. Sacks, chairman and chief executive officer, attributed the record revenues to sustained strong sales of Monster Energy® drinks, which continue to grow in excess of the category and achieve further gains in market share.

“We remain pleased with the continued strong performance of the Monster Energy® brand in the current challenging economic environment. We continue to believe that the moderating growth in the energy drink segment appears, in part, to be due to the existing macro economic environment as well as the resulting decline in discretionary spending,” added Sacks.

Sacks said that Coca-Cola Enterprises, Inc. (“CCE”), other Coca-Cola bottlers and select Anheuser-Busch distributors to whom the Monster Energy® brand was transitioned during the fourth quarter of 2008 were, in the main, now performing satisfactorily, following the disruptions that occurred during the transitional period. He added that the Company was now beginning to realize the benefits of the new distribution arrangements. Sacks said that the transition to CCE in Canada in January 2009 has been challenging, but “we are optimistic that we will start to see improved results in this market during the current quarter.”

Sacks also indicated that international distribution of Monster Energy® brand energy drinks is proceeding satisfactorily.  “Our new distributor in Mexico is performing remarkably well and the Monster Energy® brand is rapidly gaining momentum and additional distribution in this market,” Sacks said.

The new distribution arrangements with CCE in France, Belgium, Holland, Luxembourg and Monaco are progressing well and the results achieved in Continental Europe are encouraging. Distribution performance in the United Kingdom in the first quarter was disappointing, although there are signs of improvement with CCE in that country. “Our distributor in Ireland has not met our expectations and we are reviewing our options. Sales of Monster Energy® in Sweden are progressing well,” noted Sacks.

The Company has recently entered into new distribution agreements with Schweppes Australia Pty Ltd. for distribution of Monster Energy® brand energy drinks in Australia; Neill Cropper & Co., Ltd. for New Zealand; Luigi Biscaldi Import-Export S.r.l. for Italy; and Osborne S.A. for Spain in place of its existing distributor.

The Company is planning to launch certain new products in the current quarter, including Monster® Import™ in resealable 18.6-ounce aluminum cans and Hammer X-Presso Monster™ in 6.8-ounce aluminum cans. The Company is planning to introduce other new products in the Monster Energy® line later this year.

Auction Rate Securities

During the three-months ended March 31, 2009, the Company redeemed $10.5 million of its auction rate securities at par. At March 31, 2009 the Company held auction rate securities with a face value of $102.0 million ($112.5 million at December 31, 2008). The Company determined that a cumulative impairment of $15.5 million had occurred at March 31, 2009, ($14.9 million as of December 31, 2008), of which $11.5 million was deemed temporary and $4.0 million was deemed other than temporary. As a result, included as a component of other comprehensive loss is $6.9 million, net of taxes as of March 31, 2009. Included in other (expense)/income is an other-than-temporary impairment of $3.5 million for the three-months ended March 31, 2009. The auction rate securities will continue to accrue interest at their contractual rates until their respective auctions succeed or they are redeemed.

Investor Conference Call

The Company will host an investor conference call today, May 7, 2009, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will be open to all interested investors through a live audio web broadcast via the internet at www.hansens.com and www.opencompany.info. For those who are not able to listen to the live broadcast, the call will be archived for approximately one year on both websites.

Hansen Natural Corporation

Based in Corona, California, Hansen Natural Corporation markets and distributes Hansen’s® natural sodas, sparkling beverages, apple juice and juice blends, fruit juice smoothies, multi-vitamin juice drinks in aseptic packaging, iced teas, energy drinks, Junior Juice® juices and water beverages, Blue Sky® brand beverages, Monster Energy® brand energy drinks, Monster Hitman™ energy shooters, Java Monster™ brand non-carbonated dairy based coffee drinks, Lost® Energy™ brand energy drinks and Rumba®, Samba and Tango brand energy juices. For more information visit www.hansens.com and www.monsterenergy.com.

Note Regarding Use of Non-GAAP Measures

Gross sales, although used internally by management as an indicator of operating performance, should not be considered as an alternative to net sales, which is determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies as gross sales has been defined by our internal reporting requirements. However, gross sales is used by management to monitor operating performance including sales performance of particular products, salesperson performance, product growth or declines and our overall performance. The use of gross sales allows evaluation of sales performance before the effect of any promotional items, which can mask certain performance issues. Management believes the presentation of gross sales allows a more comprehensive presentation of our operating performance. Gross sales may not be realized in the form of cash receipts as promotional payments and allowances may be deducted from payments received from customers.

Caution Concerning Forward-Looking Statements

Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to our future operating results and other future events including revenues and profitability. Management cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of the Company, that could cause actual results and events to differ materially from the statements made herein. Such risks and uncertainties include , but are not limited to, the following: actual performance of the parties under the new distribution agreements; potential disruptions arising out of the transition of certain territories to new distributors; changes in sales levels by existing distributors; unanticipated costs incurred in connection with the termination of existing distribution agreements or the transition to new distributors; changes in consumer preferences; changes in demand due to economic conditions; activities and strategies of competitors, including the introduction of new products and competitive pricing and/or marketing of similar products; changes in the price and/or availability of raw materials; other supply issues, including the availability of products and/or suitable production facilities; product distribution and placement decisions by retailers; political, legislative or other governmental actions or events in one or more regions in which we operate. For a more detailed discussion of these and other risks that could affect our operating results, see the Company’s reports filed with the Securities and Exchange Commission. The Company’s actual results could differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

(tables below)

HANSEN NATURAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OTHER INFORMATION

FOR THE THREE-MONTHS ENDED MARCH 31, 2009 AND 2008

(In Thousands, Except Per Share Amounts) (Unaudited)

	Three-Months Ended
	March 31,
	2009	2008
Gross sales, net of discounts and returns*	$ 278,854	$ 243,999

Less: Promotional and other allowances**	34,648	31,821

Net sales	244,206	212,178

Cost of sales	114,027	107,459

Gross profit	130,179	104,719
Gross profit margin as a percentage of net sales	53.3%	49.4%

Operating expenses	64,402	61,891
Operating expenses as a percentage of net sales	26.4%	29.2%

Operating income	65,777	42,828
Operating income as a percentage of net sales	26.9%	20.2%

Other (expense) income: Interest and other income, net Other-than-temporary impairment of investments	1,016 (3,539)	3,626 -
Total other (expense) income	(2,523)	3,626

Income before provision for income taxes	63,254	46,454

Provision for income taxes	21,689	17,643

Net income	$ 41,565	$ 28,811
Net income as a percentage of net sales	17.0%	13.6%

Net income per common share:
Basic	$ 0.46	$ 0.31
Diluted	$ 0.44	$ 0.29

Weighted average number of shares of common stock And common stock equivalents:
Basic	90,433	93,314
Diluted	95,316	99,007

Case sales (in thousands) (in 192-ounce case equivalents)	23,468	22,274
Average net sales price per case	$10.41	$9.53

*Gross sales, although used internally by management as an indicator of operating performance, should not be considered as an alternative to net sales, which is determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies as gross sales has been defined by our internal reporting requirements. However, gross sales are used by management to monitor operating performance including sales performance of particular products, salesperson performance, product growth or declines and our overall performance. The use of gross sales allows evaluation of sales performance before the effect of any promotional items, which can mask certain performance issues. Management believes the presentation of gross sales allows a more comprehensive presentation of our operating performance. Gross sales may not be realized in the form of cash receipts as promotional payments and allowances may be deducted from payments received from customers.

** Although the expenditures described in this line item are determined in accordance with GAAP and meet GAAP requirements, the disclosure thereof does not conform with GAAP presentation requirements. Additionally, the presentation of promotional and other allowances may not be comparable to similar items presented by other companies. The presentation of promotional and other allowances facilitates an evaluation of the impact thereof on the determination of net sales and illustrates the spending levels incurred to secure such sales. Promotional and other allowances constitute a material portion of our marketing activities.

HANSEN NATURAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2009 AND DECEMBER 31, 2008

(In Thousands, Except Par Value) (Unaudited)

	March 31, 2009	December 31, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 279,123	$ 256,801
Short-term investments	4,975	29,145
Trade accounts receivable, net	95,739	45,233
Distributor receivables	24,365	90,722
Inventories	110,101	116,326
Prepaid expenses and other current assets	8,990	8,379
Prepaid income taxes	-	4,977
Deferred income taxes	9,741	9,741
Total current assets	533,034	561,324

INVESTMENTS	86,539	89,567
PROPERTY AND EQUIPMENT, net	17,677	14,389
DEFERRED INCOME TAXES	64,583	65,748
INTANGIBLES, net	28,993	28,365
OTHER ASSETS	1,864	2,444
	$ 732,690	$ 761,837

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 55,784	$ 64,787
Accrued liabilities	26,096	12,524
Accrued distributor terminations	11,925	102,282
Accrued compensation	3,169	6,782
Current portion of debt	1,149	959
Income taxes payable	10,847	-
Total current liabilities	108,970	187,334

DEFERRED REVENUE	138,373	138,187

STOCKHOLDERS' EQUITY:
Common stock - $0.005 par value; 120,000 shares authorized; 97,097 shares issued and 90,574 outstanding as of March 31, 2009; 96,851 shares issued and 90,328 outstanding as of December 31, 2008	485	484
Additional paid-in capital	122,060	117,106
Retained earnings	503,245	461,680
Accumulated other comprehensive loss	(8,314)	(10,825)
Common stock in treasury, at cost; 6,523 shares as of March 31, 2009 and December 31, 2008, respectively	(132,129)	(132,129)
Total stockholders' equity	485,347	436,316
	$ 732,690	$ 761,837